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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: April 12, 1999
                        (Date of earliest event reported)


                           XECHEM INTERNATIONAL, INC.
             (Exact name of registrant as specified in the charter)

         Delaware                           0-23788                         32-3284403
(State or other jurisdiction          (Commission File No.)               (IRS Employer
       of incorporation)                                                Identification No.)

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                    100 Jersey Avenue, Building B, Suite 310
                      New Brunswick, New Jersey 08901-3279
                    (Address of Principal Executive Offices)

                                 (732) 247-3300
               (Registrant's telephone number including area code)


          (Former name or former address, if changed since last report)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On April 12, 1999, Xechem International, Inc. (the "Registrant") announced that it had decided to terminate its relationship with its independent accountants, Moore Stephens P.C., and had engaged Wiss and Company, LLP as the Registrant's independent accountants to audit and report on the Registrant's annual financial statements for the year ending December 31, 1998. The Audit
Committee of the Registrant approved this decision. Over the last two years, the report of Moore Stephens P.C. contained a statement that there were doubts about the ability of the Registrant to continue as a going concern. At no time during the Registrant's two most recent years, and any subsequent interim period before retaining Wiss and Company, LLP, did Registrant have any disagreements with Moore Stephens P.C. concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure. At no time during the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging Wiss and Company, LLP, did the Registrant consult Wiss and Company, LLP regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph
304(a)(1)(iv) of Regulation S-K and the related instructions or a reportable event described in paragraph 304(a)(1)(v). At no time during the Registrant's two most recent fiscal years and the interim period through April 12, 1999 were there any reportable events with Moore Stephens P.C,. as described in Item
304(a)(1)(v) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (b)(i)   Letter from Moore Stephens P.C.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   XECHEM INTERNATIONAL, INC.


Dated: May 24, 1999            By: /s/  Dr. Ramesh C. Pandey
                                   --------------------------
                                   Its: President and Chairman of the Board of
                                        Directors